WISCONSIN PUBLIC SERVICE CORPORATION AND SUBSIDIARY                                  EXHIBIT A-1
CONSOLIDATING BALANCE SHEET
AS OF DECEMBER 31, 1995
                                              Wisconsin                  Eliminations
                                               Public       WPS         Debit   Credit        Consolidated
                                               Service    Leasing,      -----   ------           Balance
                                            Corporation    Inc.           (Thousands)             Sheet
                                            ------------  -------       -----   ------        ------------
         ASSETS
         ------
Utility Plant:
   In service
      Electric                              $1,434,748    $6,378                               $1,441,126
      Gas                                      228,346         0                                  228,346
      Less - accumulated depreciation          905,203       224                                  905,427
                                             ---------     -----                                ---------
      Net plant                                757,891     6,154                                  764,045
      Nuclear decommissioning trusts            82,109         0                                   82,109
      Construction work in progress              8,463         0                                    8,463
      Nuclear fuel - net                        14,275         0                                   14,275
                                             ---------     -----                                ---------
         Net utility plant                     862,738     6,154                                  868,892

Current Assets:
   Cash                                          4,408        63                                    4,471
   Customer and other receivables               62,160        (3)                    1             62,156
   Accrued utility revenues                     37,586         0                                   37,586
   Fossil fuel, at average cost                  8,701         0                                    8,701
   Gas in storage, at average cost               9,903         0                                    9,903
   Materials and supplies, at average cost      20,312         0                                   20,312
   Prepayments and other                        23,526         0                                   23,526
                                             ---------     -----                                ---------
      Total current assets                     166,596        60                                  166,655
                                             ---------     -----                                ---------
Regulatory Assets                              111,101         0                                  111,101
Investments and Other Assets                    86,883         0                   120             86,763
                                             ---------     -----                                ---------
Total Assets                                $1,227,318    $6,214                               $1,233,411
                                             =========     =====                                =========

  CAPITALIZATION AND LIABILITIES
  ------------------------------
Capitalization:
   Common stock equity                      $ 169,430     $  206          206                   $ 169,430
   Retained earnings                          292,291        (86)                   86            292,291
   ESOP loan guarantee                        (16,346)         0                                  (16,346)
   Preferred stock                             51,200          0                                   51,200
   Long-term debt                             306,590      6,101                                  312,691
                                            ---------      -----                                ---------
      Total Capitalization                    803,165      6,221                                  809,266

Current Liabilities:
   Note payable                                10,000          0                                   10,000
   Commercial paper                            11,500          0                                   11,500
   Accounts payable                            52,828         54            1                      52,881
   Accrued taxes                                1,744          0                                    1,744
   Accrued interest                             8,378          0                                    8,378
   Other                                       19,514          0                                   19,514
                                            ---------      -----                                ---------
      Total Current Liabilities               103,964         54                                  104,017
                                            ---------      -----                                ---------

Other Long-Term Liabilities
  and Deferred Credits:
   Accumulated deferred income taxes          136,287        (61)                                 136,226
   Accumulated deferred
     investment tax credits                    30,447          0                                   30,447
   Regulatory liabilities                      49,924          0                                   49,924
   Other long-term liabilities                103,531          0                                  103,531
                                            ---------      -----                                ---------
                                              320,189        (61)                                 320,128
                                            ---------      -----          ---      ---          ---------
Total Capitalization and Liabilities       $1,227,318     $6,214          207      207         $1,233,411
                                            =========      =====          ===      ===          =========